BROWN ADVISORY FUNDS
ADDENDUM TO THE TRANSFER AGENT SERVICING AGREEMENT

THIS ADDENDUM, effective as of  April 17, 2017, to the Transfer Agent Servicing Agreement dated as of May 2, 2012, (the “Agreement”), is entered into by and between BROWN ADVISORY FUNDS, a Delaware statutory trust, (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and USBFS have entered into the Agreement and desire to modify the Agreement to add Depository Trust & Clearing Corporation’s  (DTCC’s) Mutual Fund Profile II (“MFP II”) services to the Agreement, a multi-dimensional repository that allows funds, broker-dealers and other distribution firms to automate and streamline the exchange of accurate and timely information on securities, participants and distributions and, where applicable, to also make MFP II available  to Brown Advisory LLC (the “Adviser”);

WHEREAS, the Trust desires to retain USBFS to input and maintain fund data information into MFP II;

WHEREAS, Section 13 of the Agreement allows for its modification by a written instrument executed by all parties.

WHEREAS, all defined terms not otherwise defined herein shall have the meanings assigned to them in the Agreement.

NOW, THEREFORE, the parties agree as follows:

SECTION 1.  The parties agree to add the following service to Section 2 of the Agreement:

2. V.  Services and Duties of USBFS for MFP II Services.

(a)  Input and maintain Fund data information into DTCC’s MFP II Services for the Trust and the Adviser as further described below.

(b) Gather Fund data from Adviser and any other such applicable sources such as SEC registration documents, TA 2000 and USBFS’ internal repository, MFX.

(c)   Input pertinent data into MFP II, including, but not limited to, CUSIPs, distribution declaration records, minimums, allowable social codes, blue sky registered states, 12b-1 information, breakpoint linking rules and other Fund information.

(d) Perform ongoing maintenance of existing data in MFP II, including additions and deletions, as necessary.

(e) Conduct an annual review of information in MFP II, and remediation, as needed.

(f) Notify the Trust, or the Adviser if so directed by the Trust, of proposed additions, deletions or revisions of data to be included in MFP II and release such data for publication in MFP II after review and authorization by the Adviser acting on behalf of the Trust.

(g) Perform its duties and obligations hereunder in accordance with all applicable laws, rules and regulations and be responsible for the accurate inputting of all data authorized for release by the Trust, or by the Adviser on the Trust’s behalf.

(h) USBFS MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESSED OR IMPLIED, WITH RESPECT TO THE ACCURACY OF FUND DATA RECEIVED OR INPUTTED TO MFP II INCLUDING WITHOUT LIMITING ANY REPRESENTATIONS OR WARRANTIES AS TO THE ACCURACY OF SUCH INFORMATION OR ITS FITNESS FOR A PARTICULAR PURPOSE.

(j) USBFS shall assist the Trust, and the Adviser if so requested by the Trust, in verifying the accuracy of any of the information entered into MFP II.

2. W. Duties and Responsibilities of Trust and Adviser for MFP II Services

(a) The Trust shall furnish, or shall cause the Adviser to furnish, to USBFS the data necessary to perform the services described herein at such times and in such form as mutually agreed upon.

(b) The Trust assumes exclusive responsibility for the consequences of any instructions it, or the Adviser on the Trust’s behalf, may give to USBFS, and for the Trust’s or Adviser’s failure to supply accurate information to USBFS.

(c) The Trust shall review, or shall cause the Adviser to review, all data that USBFS enters, deletes, or modifies in MFP II on its behalf.  The Trust shall provide, or shall cause the Adviser to provide, written confirmation to USBFS that such entries, deletions or modifications have been reviewed, that such entries, deletions or modifications are correct, and that USBFS to is authorized to release such entries, deletions or modifications in MFP II.

(d) Except as otherwise provided herein, the Adviser acknowledges that it is responsible for determining and/or confirming the accuracy of the information provided by the Adviser to USBFS, entered into MFP II and it expressly indemnifies and releases USBFS from any and all liability associated with any inaccuracy or incompleteness of such data or the inclusion of such data in MFP II.

SECTION 2.  Amended Exhibit C of the Agreement shall be superseded and replaced in its entirety with Amended Exhibit C to include the MFP II fees attached hereto.

SECTION 3.  The Agreement, as modified, shall remain in full force and effect and, except as modified herein, the terms and conditions thereof shall not be changed, modified or amended.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.

BROWN ADVISORY FUNDS	U.S. BANCORP FUND SERVICES, LLC

By /s/ David M. Churchill	By /s/ Ian Martin

Name: David M. Churchill	Name: Ian Martin

Title: President	Title: Executive Vice President

Acknowledgement of Adviser

Brown Advisory LLC

By: /s/ David M. Churchill
Name: David M. Churchill

Date:   CFO/COO

Amended Exhibit C to the Transfer Agent Servicing Agreement – Brown Advisory Funds
June Services 2015 through May Services, 2018

Fees on Complex Assets, includes PFO, Secretary Responsibilities

Fund Administration, Fund Accounting, Transfer Agent Services
Annual Fees for the Brown Advisory Funds Complex

[  ] basis points on the first $[  ]  in assets
[  ]  basis points on the next $[  ]  in assets
[  ]  basis points on the next $[  ]
[  ]  basis points on the next $[  ]
[  ]  basis points on the next $[  ]
[  ]  basis points on all assets over $[  ]

Subject to annual minimums of $[  ] per fund for all funds with [  ] share classes and $[  ] per fund for all funds with less than [  ] share classes.  The total minimum fee amount is applied in aggregate to the entire fund complex.

Chief Compliance Officer Support Fee (Fund Complex)
$[  ] /year Transfer Agent
$[  ] /year Fund Accounting
$[  ] /year Fund Administration

Fund Administration

Services Included in Annual Fee per Fund
▪	Advisor Information Source – On-line access to portfolio management and compliance information.
▪	Daily Performance Reporting – Daily pre and post-tax fund and/or sub-advisor performance reporting.
▪	Annual Legal Update
▪	See Agreement for more details

Services Not Included in Annual Fee per Fund

Third Party Administrative Data Charges (descriptive data for each security)
▪	$[ ] per security per month for fund administrative data

Prices above are based on using U.S. Bancorp standard data pricing services and are subject to change.

Miscellaneous Expenses
Including but not limited to postage, stationery, programming, special reports, third-party data provider costs (including Bloomberg, S&P, Moody’s, Morningstar GICS, MSCI, Lipper, etc.), proxies, insurance, EDGAR/XBRL filing, record retention, federal and state regulatory filing fees, expenses related to and including travel to and from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing charges, PFIC monitoring and conversion expenses (if necessary).

Additional Services
Available but not included above are the following services – USBFS legal administration (e.g. subsequent new fund launch), daily performance reporting, daily compliance testing, Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, electronic Board book portal (BookMark), Master/Feeder Structures and additional services mutually agreed upon.

Amended Exhibit C (continued) to the
Transfer Agent Servicing Agreement -  Brown Advisory Funds
June Services 2015 through May Services, 2018

Services Included in Annual Fee

▪	Per account fees, open and closed
▪	Manual Shareholder Transaction & Correspondence
▪	Omnibus Account Transactions
▪	Daily Valuation/Manual 401k Trade
▪	Report Source – Client On-Line Access to Fund and investor data (does not include non-standard file delivery)
▪	See agreement for more details

Services Not Included in Annual Fee

CUSIP Setup
▪	CUSIP Setup beyond the initial CUSIP - $[ ] per CUSIP
▪	Expedited CUSIP Setup - $[ ] per CUSIP (Less than [ ] days)

▪	Miscellaneous Expenses
▪
Including but not limited to telephone toll-free lines, telephone calls, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, processing of literature fulfillment kits, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, NSCC System Interface, DST charges, shareholder/dealer print out (daily confirms, investor confirms, tax, check printing and writing and commissions), voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings.

▪	Additional Services
▪
Available but not included above are the following services - FAN Web shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, outbound calling & marketing campaigns, training, cost basis reporting, short-term trader reporting, excessive trader, investor email services, dealer reclaim services, literature fulfillment, lead conversion reporting, 12b-1 aging, money market fund service organizations, charges paid by investors, physical certificate processing, Real Time Cash Flow, CUSIP setup, CTI reporting, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), Fund Source, EConnect Delivery, Shareholder Call review analysis, and additional services mutually agreed upon.

Amended Exhibit C (continued) to the
Transfer Agent Servicing Agreement - Brown Advisory Funds
June Services 2015 through May Services, 2018

SUPPLEMENTAL FEES

Transfer Agent Supplemental Services
E-Commerce Services Fee Schedule

FAN WEB – Shareholder internet access to account information and transaction capabilities through a hyperlink at the fund group web site.  Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.
1. FAN Web Select “Hybrid” (Fund Groups under [  ]  open accounts) – Standard Web services
• Implementation - $[  ]  per fund group – includes up to [  ]  hours of technical/BSA support
• Annual Base Fee - $[  ]  per year (annual base fee increases to $[  ]  per year when the fund group exceeds [  ]  open direct accounts)
2. FAN Web Direct (API) – Quoted Separately
3. Customization - $[  ]  per hour – (subject to change at prevailing rates of vendor)
4. Activity (Session) Fees:
• Inquiry - $[  ]  per event
• Account Maintenance - $[  ]  per event
• Transaction – financial transactions, reorder statements, etc. - $[  ] per event
• New Account Set-up - $[  ]  per event (Typically not available with FAN Web Select, but Brown Advisory Funds are using a Hybrid of FAN Web Select.)
• Strong Authentication:
$[  ] /month per active FAN Web ID (Any ID that has had activity within the [  ] -day period prior to the billing cycle)

FAN Web- Responsive Design (includes Mobile Access)
Shareholder account access through the internet.  Shareholders can securely access account information, conduct financial transactions, and perform account maintenance activities. Electronic document delivery is also available as an adjunct service. This version of FAN Web has a completely redesigned, modern user interface which caters to a full range of connected devices, including tablets and smart phones.
▪ FAN Web Select “Hybrid” (Fund Groups under [  ]  open accounts)
− Implementation – $[  ]  per fund group – includes up to [  ] hours of technical/BSA support
− Annual Base Fee - $[  ] ($[  ]  for [  ]  or more accounts) per year
▪ Customization - $[  ]  per hour - (subject to change at prevailing rates of vendor)
▪ Activity (Session) Fees:
− Inquiry - $[  ]  per event
− Account Maintenance - $[  ]  per event
− Transaction – financial transactions, duplicate statement requests, etc. - $[  ]  per event
− New Account Set-up - $[  ]  per event (Not available with FAN Web Select)
▪ Strong Authentication:
− $[  ]  per month per active FAN Web ID (Any ID that has had activity within the [  ] -day period prior to the billing cycle)

Amended Exhibit C (continued) to the
Transfer Agent Servicing Agreement - Brown Advisory Funds
June Services 2015 through May Services, 2018

FAN MAIL – Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.

Base Fee Per Management Company – file generation and delivery - $[  ]  per year
Per Record Charge
• Rep/Branch/ID - $[  ]
• Dealer - $[  ]
• Price Files - $[  ] per record or $[  ]  per user per month, whichever is less

VISION – Permits broker/dealers, financial planners, and RIAs to us a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.

Inquiry Only
• Inquiry - $[  ]  per event
• Per broker ID - $[  ]  per month per ID
Transaction Processing
• Implementation - $[  ]  per management company
• Transaction – purchase, redeem, exchange, literature order - $[  ]  per event
• New Account Set-up – may contain multiple fund/accounts - $[  ]  per event
• Monthly Minimum Charge - $[  ]  per month

Fund Source –
Client Access to audited fund information, pricing, performance, literature, processing guidelines.
− $[  ] per Month – Unlimited Users

eConnect –
Upon consent from shareholder caller, forms and fulfillment pieces can be sent via email through a secured service rather than mailed.
− $[  ] per Email
Client Web Data Access
USBFS client on-line access to fund and investor data through USBFS technology applications and data delivery and security software.
▪ Report Source – Report and Data File Storage & Retrieval
-  Setup: No Charge (Includes access to Fund Source), Standard Fee is $[  ]
-  Service: No Charge /user per month, Standard Fee is $[  ] /user/month
▪ BDS – Statement Storage & Retrieval
-  Setup: $[  ]  /user
-  Service: $[  ]  /user per month

▪ Ad Hoc/ PowerSelect File Development
- Standard ad-hoc select:$ [  ] per file
- Custom coded date for recurring, scheduled delivery: $[  ]  per hour consultation and programming development
- Support: $[  ] per file per month for recurring files/reports scheduled for delivery via Report Source.
- Recurring files scheduled for delivery via Report Source.
▪ Custom Electronic File Exchange (DDS delivery of standard TIP files)
- Support: $[  ] per file per month
- Setup: $[  ]  one-time fee

Amended Exhibit C (continued) to the
Transfer Agent Servicing Agreement - Brown Advisory Funds
June Services 2015 through May Services, 2018

Supplemental Fees

Recordkeeping Application Access
▪	Internet VPN – Infrastructure to allow for application accessibility to host systems and file transfers
−	$[ ] implementation
−	$[ ] per month
▪	Physical Network – Infrastructure to allow for application accessibility to host systems and file transfers
−	Cost varies depending upon location and bandwidth
▪	TA2000 3270 Emulation (Mainframe Green Screen) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.
−	$[ ] implementation
−	$[ ] per ID per month
▪	TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.
−	$[ ] implementation
−	$[ ] per ID per month
▪	TA2000 SmartDesk (Web Application to TA2000 Mainframe) – Account inquiry only.
−	$[ ] implementation
−	$[ ] per ID per month
▪	Automated Work Distributor (AWD) – Image and workflow application.
−	$[ ] implementation
−	$[ ] per ID per month
▪	Same Day Cash Management (SDCM) – Fund level transaction and cash reporting.
−	$[ ] implementation
−	$[ ] per ID per month
▪	PowerSelect – SQL database used for ad hoc reporting from the shareholder recordkeeping system.
−	$[ ] per month

Programming Charges- (subject to change at prevailing rate of vendor)
▪	$[ ] per hour
▪	Charges incurred for customized services based upon fund family requirements including but not limited to:
-	Fund setup programming (transfer agent system, statements, options, etc.)
-	Conversion programming
-	Customized service development
-	Voice response system setup (menu selections, shareholder system integration, testing, etc.)
-	All other client specific customization and/or development services

Outbound Calling & Marketing Campaigns – Cost based on project requirements.

Amended Exhibit C (continued) to the
Transfer Agent Servicing Agreement - Brown Advisory Funds
June Services 2015 through May Services, 2018

Informa Shareholder Electronic Statement Services
 Supplemental Services Fee Schedule

Electronic Confirm Presentation
eCDLY will load shareowner daily confirmations (financial transactions only, does not include maintenance confirmations) and send notification to consented shareowners of a new document to view.
▪	Document Loading, Storage, and Access - $[ ] per statement
▪	Document Consent Processing, Suppression, and Notification - $[ ] per suppressed statement
▪	Development & Implementation of Electronic Confirm Statements - $[ ] initial setup fee

Electronic Investor Statement Presentation
eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.
▪	Document Loading, Storage, and Access - $[ ] per statement
▪	Document Consent Processing, Suppression, and Notification - $[ ] per suppressed statement
▪	Development & Implementation of Electronic Investor Statements - $[ ] initial setup fee
Electronic Tax Presentation
eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.
▪	Document Loading, Storage, and Access - $[ ] per statement
▪	Document Consent Processing, Suppression, and Notification - $[ ] per suppressed statement
▪	Development & Implementation of Electronic Tax Statements - $[ ] initial setup fee
Electronic Compliance Presentation
eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.
▪	Document Loading, Storage, and Access
▪	Document Consent Processing, Suppression, and Notification - $[ ] per suppressed statement
▪	Development & Implementation of Electronic Compliance Documents - $[ ] initial setup fee
FAN Web Transaction Fees
▪	View Consent Enrollment - $[ ] per transaction
▪	Consent Enrollment - $[ ] per transaction
▪	View Statements - $[ ] per view
Vision Electronic Statements
Provides the capability for financial intermediaries to access electronic statements via the Vision application.*
▪	Implementation Fees - $[ ] per fund group
▪	Load charges - $[ ] per image
▪	Archive charge (for any image stored beyond [ ] years) - $[ ] per document

*Normal Vision ID and activity charges also apply.
*FAN Web customization charges also apply

Notes:

All pricing based upon contractual three-year term.  Proposal is rough estimate based upon client request.  Rates subject to change once formal business requirements are received and reviewed.  Estimate is valid for [  ]  days based on the following conditions:
▪
Document Loading, Storage and Access - Statements presented as PDF documents.  Includes data preparation for web-based presentment, document loading, hot storage for [  ] years ([  ]) on primary DASD and WORM-media and unlimited access.  Statements will be loaded for all accounts, regardless of consent.

▪
Document Consent Processing, Suppression & Notification – On-line consent registration, paper suppression, processing, quality control and email notification of document availability to an ISP address. Suppression and Notification volume will be determined by customer consent. Email notification of document availability to an ISP address. Notification volume will be determined by customer consent.

▪
Document Setup & Development Fees-- Includes gathering business requirements and creation of functional specification document with record types II, AS, and AT, utilizing a DST OUTPUT MIMS data feed.  Applies to major classes of documents (e.g. daily confirm, investor, and tax documents) and significantly different documents within a class (e.g. a high net worth statement).  Document set up fees will be determined upon requirements gathering and defining project scope.

▪	Consent options will be reflected on TA2000; Email tracking and reporting on TA2000 Electronic Media reports
Standard Development Fee- Fee assessed for any additional programming outside of the initial implementation scope or any additional post-production enhancements.
Amended Exhibit C (continued) to the
Transfer Agent Servicing Agreement - Brown Advisory Funds
June Services 2015 through May Services, 2018

TRANSFER AGENT & SHAREHOLDER SERVICES
SUPPLEMENTAL SERVICES - FEE SCHEDULE

Transfer Agent Training Services
▪	On-site at USBFS - $[ ] /day
▪	At client location - $[ ] /day plus travel and miscellaneous expenses if required
Short-Term Trader – Software application used to track and/or assess transaction fees that are determined to be short-term trades.  Service can be applied to some or all funds within a fund family. Fees will be applied if the fund(s) have a redemption fee.
▪	[ ] days or less: $[ ] /open account
▪	[ ] -[ ] days: $[ ] /open account
▪	[ ] -[ ] days: $[ ] /open account
▪	[ ] days – [ ] year: $[ ] /open account
▪	[ ] year – [ ] years: $[ ] /open account

Cost Basis Reporting – Annual reporting of shareholder cost basis for non-fiduciary direct accounts.
▪	$[ ] /direct open account per year
Excessive Trader – Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
▪	$[ ] setup /fund group of [ ] -[ ] funds, $[ ] setup /fund group of over [ ] funds
▪	$[ ] /account per year
12b-1 Distribution Fee Aging – Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age will be charged at $[  ]  per open account per year.
Email Services – Services to capture, queue, monitor, service and archive shareholder email correspondence:
▪	$[ ] setup /fund group
▪	$[ ] /month administration
▪	$[ ] /received email correspondence
Dealer Reclaim Services – Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations.  There will be no correspondence charges related to this service.
▪	$[ ] per letter mailed on losses $[ ] or more

Literature Fulfillment Services
▪	Account Management/Database Administration
−	$[ ] per month
−	Receiving - $[ ] per SKU
−	Order Processing - $[ ] per order
−	Skid Storage - $[ ] per month per location
−	Disposal - $[ ] per SKU
▪	Inbound Teleservicing Only
−	Account Management - $[ ] per month
−	Call Servicing - $[ ] per minute
▪	Lead Source Reporting
−	$[ ] per month
▪	Closed Loop Reporting
−	Account Management - $[ ] per month
−	Database Installation, Setup - $[ ] per fund group
▪	Miscellaneous Expenses
−	Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.

Shareholder Call Review Analysis
Includes Call Sampling sent securely to client and Reporting of internal representative reviews.
▪	$[ ] per Month

CTI Reporting – Integrated custom detailed call reporting
▪	$[ ] per monthly report
▪	Amended Exhibit C (continued) to the
▪	Transfer Agent Servicing Agreement - Brown Advisory Funds
▪	June Services 2015 through May Services, 2018

FAF Money Market Fund Service Organizations
▪	$[ ] /money market share class per year
▪	Miscellaneous expenses (see Transfer Agent Fee Schedule)

Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
▪	$[ ] /qualified plan account or Coverdell ESA account (Cap at $[ ] /SSN)
▪	$[ ] /transfer to successor trustee
▪	$[ ] /participant distribution (Excluding SWPs)
▪	$[ ] /refund of excess contribution
▪	$[ ] /reconversion/recharacterization

Additional Shareholder Paid Fees

▪	$[ ] /outgoing wire transfer or overnight delivery
▪	$[ ] /telephone exchange
▪	$[ ] /return check or ACH or stop payment
▪	$[ ] /research request per account (Cap at $[ ] /request) (This fee applies to requests for statements older than the prior year)

Real Time Cash Flow
▪	Implementation (one time charge) & Recurring Charges (monthly)
-	[ ] Users – $[ ]
-	[ ] Users – $[ ]
-	[ ] Users – $[ ]
-	[ ] Users – $[ ]
-	[ ] Users – $[ ]
-	[ ] Users – $[ ]
▪	Training
▪	WebEx - $[ ] /user
▪	On Site at USBFS - $[ ] /day
▪	At Client Location - $[ ] /day plus travel and miscellaneous expenses if required
▪	Real Time Data Feeds
-	Implementation (per feed) - $[ ] /hour ([ ] hour estimate)
-	Recurring (per feed) - $[ ] /month

CTI Reporting – Integrated custom detailed call reporting)
▪	$[ ] /monthly report

▪	Amended Exhibit C (continued) to the
▪	Transfer Agent Servicing Agreement - Brown Advisory Funds
MARS SystemTM  - Fees on or after October 1, 2015

Brown Advisory MARS Lite Setup and Implementation

System Version 7i Implementation Cost

■	$[ ] – MARS Base Sales Reporting and 22c-2 Compliance Modules (Includes up to [ ] years of DST/TA2000 data)

Product & Services (Monthly fee)

■	$[ ] – Sales & Compliance Reporting

Includes Enhanced Services. Basic support components, file import assistance, data scrubbing (cleaning of firm, office, and rep information), database query requests, compliance report monitoring/review/analysis, and business requirements analysis. Includes interfaces for US Bank, Schwab, Fidelity and OmniServ.

This also includes sending monthly asset report monthly to Brown Advisory for internal CRM tool if necessary via e-mail.  If FTP is necessary, then a system upgrade would need to be processed at additional costs.

Does not provide user access or CRM functionality.

Additional System Setup & Implementation Costs (One-time fee).

■	$[ ] – Custom Data Interface Setup (cost per interface)

■	$[ ] – Standard Interface Setup (cost per interface)

■	$[ ] – OmniServ Setup (In addition to the current $[ ] that DTCC/NSCC will charge to setup OmniServ)

■	$[ ] – Additional OmniServ Interface

MARS Training (At Brown Advisory Offices rather than Web Ex)

■	$[ ] /day plus travel and miscellaneous expenses if required

Software or Report Customization
Software or Report Customization is only if Brown Advisory is asking for SalesFocus (MARS) to make a change to the system. Running reports and making customizations in-house  would not generate an additional charge. Running reports and making customization in-house is included in the base fee for enhanced services above under Product & Services.

■	$[ ] /hour

Upgrades & Enhancements

■	Quoted separately through a Statement of Work

▪	Amended Exhibit C (continued) to the
▪	Transfer Agent Servicing Agreement - Brown Advisory Funds

MARS SystemTM – Fees on or after October 1, 2015

Service Level Goals
After the implementation clean-up is complete the following information can be sent via E-mail at the specified goals.  If FTP is required, a system enhancement would be required at additional costs.

■	Daily transactions completed by [ ] pm cst.

■	Daily flagged trades completed by [ ] pm cst.

■	Client requests (received by [ ] pm cst) responded to same day.

■	Monthly assets completed by the [ ] th of the month.

All additional costs that may be charged by intermediaries/NSCC for data feeds are not included.

Transfer Agent & Shareholder Services Supplemental Services Fee Schedule at March, 2017

Mutual Fund Profile II Services

Initial data review and population as well as ongoing support of information on DTCC’s Mutual Fund Profile II site
▪	Initial data population: $[ ] for less than [ ] CUSIP / $[ ] for [ ] CUSIPS or more
▪	Monthly maintenance: $[ ] per management company
▪
Additional project fees may apply for events such as fund acquisitions, multiple fund/share class launches, share class charges and other large processing events outside of normal fund activity to be billed at rate of $[  ] /hour